BA MASTER CREDIT CARD TRUST
                                SERIES 1996-A

                   Monthly Period Ending: NOVEMBER 30, 1996
                                          -----------------


                         MONTHLY PAYMENT CERTIFICATE
                         ---------------------------




CA Investor Interest
--------------------
      CA Investor Principal Balance                        $      40,000,000.00
                                                            -------------------
      Required Collateral Interest                         $      40,000,000.00
                                                            -------------------
      Collateral Interest                                  $      40,000,000.00
                                                            -------------------
      CA Investor Charge Offs                              $               0.00
                                                            -------------------
      Collateral Floating Allocation                                      8.00%
                                                            -------------------
      Collateral Fixed Allocation                                          N/A
                                                            ------------------

Spread Account
--------------
      Spread Account Amount                                $               0.00
                                                            -------------------
      Investment Earnings                                  $               0.00
                                                            -------------------
      Spread Account Cap                                   $               0.00
                                                            -------------------
      Spread Account Surplus                               $               0.00
                                                            -------------------
      Spread Account Cap Percentage                                       0.00%
                                                            -------------------

Available Funds
---------------
      Available Non-Principal Funds                        $         198,916.67
                                                            -------------------
      Available Principal Funds                            $               0.00
                                                            -------------------

Application of Available Funds
------------------------------
      Application of Available Non-Principal Funds:
            Interest to CA Investors
            [2.10(a)(i)]                                   $         198,916.67
                                                            -------------------
            Fees, expenses and other amounts
            [2.10(a)(ii)]                                  $               0.00
                                                            -------------------
            Deposit of Spread Account
            Deficiency to Spread Account
            [2.10(a)(iii)]                                 $               0.00
                                                            -------------------
            To Transferor                                  $               0.00
                                                            -------------------

      Application of Available Principal Funds:
            Reduce CA Investor Principal
            Balance [2.10(b)]                              $               0.00
                                                            -------------------
            Remaining Funds to Transferor                  $               0.00
                                                            -------------------

Withdrawals from Spread Account [2.11(c)]
-------------------------------
      To CA Investors:
            Interest Deficiency                            $               0.00
                                                            -------------------
            Deficiencies in fees, expenses and
            other amounts                                  $               0.00
                                                            -------------------
            Reduction of CA Investor Principal
            Balance                                        $               0.00
                                                            -------------------

      To Transferor:
            Excess of Spread Account Amount
            over Spread Account Cap                        $               0.00
                                                            -------------------
            Investment Earnings                            $               0.00
                                                            -------------------

Excess Spread Percentage                                               4.7328%
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